Exhibit 99.1

SurModics Reports Second Quarter Fiscal 2013 Results

  GAAP Revenue Grows 12%
  Continuing Operations GAAP EPS Increases to $0.23
  Non-GAAP Continuing Operations EPS Increases 25% to $0.20
  Revenue and EPS Ranges for Full Year Reaffirmed

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--May 7, 2013--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2013 second quarter.

Second Quarter Revenue and Earnings Summary

Revenue for the second quarter totaled $13.7 million, a 12% increase from $12.2 million reported in the fiscal 2012 second quarter. Diluted earnings per share from continuing operations totaled $0.23 versus $0.11 in the prior-year period. On a non-GAAP basis, earnings per share from continuing operations were $0.20 in the 2013 second quarter.

Fiscal 2013 second quarter earnings per share include $0.03 per share of income tax benefits from capital loss carrybacks and retroactively reinstated R&D tax credits. Further, the prior-year quarterly period included an impairment charge related to a strategic investment of $0.8 million, or $0.05 per share.

Commenting on the results, SurModics’ President and Chief Executive Officer, Gary Maharaj said, “I am pleased with our team’s performance in the second quarter. We delivered double-digit gains in both revenue and earnings per share. Our strategy of focusing on SurModics’ core businesses continued to drive strong results in our two businesses. Both our Medical Device and In Vitro Diagnostic segments are executing our strategic initiatives as planned, and both reported solid year-over-year revenue gains.”

Medical Device Highlights

Revenue for the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $9.7 million, an 11% increase from $8.8 million in the fiscal second quarter of last year. Second quarter hydrophilic coating revenue increased 10% to $9.6 million compared with the year ago period. Medical Device generated $4.8 million of operating income during the quarter, a 16% increase from fiscal 2012.

Additional highlights include:

  Three medical device customers launching new products utilizing SurModics hydrophilic coatings; and
  Double-digit hydrophilic royalty growth in the key neurovascular and transcatheter valves growth segments.

In Vitro Diagnostics Highlights

For the second quarter, revenue for the In Vitro Diagnostics (IVD) business unit totaled $4.0 million, up 15% compared with the second quarter of fiscal 2012. The IVD business unit generated $1.3 million of operating income, the same as the year ago period, as the increase in gross margin from higher sales did not offset the higher operating expenses that stemmed from increased allocation of corporate expense, as well as additional hiring needed to support growth.

Additional highlights include:

  10 consecutive quarters of year-over-year product revenue growth; and
  The addition of 16 new diagnostic test kit customers.

Discontinued Operations

During the fiscal 2013 second quarter, the Company realized discontinued operations income of almost $0.7 million, net of tax, primarily from the settlement of job incentive obligations with the City of Birmingham, Alabama.

Balance Sheet

As of March 31, 2013, the Company has $63.2 million of cash and investments. SurModics purchased 105,097 common shares for $2.7 million in the fiscal 2013 second quarter.

Full-Year Revenue and Earnings Outlook

SurModics reaffirms its previously stated fiscal 2013 outlook for revenue and earnings per share from continuing operations. Revenue from continuing operations is expected to be in the range of $55 million to $58 million. GAAP earnings per share from continuing operations are expected to be in the range of $ $0.86 to $0.99 per share. Per share information does not take into account any share repurchases that might occur during the balance of fiscal 2013. For fiscal 2012, SurModics reported revenue of $51.9 million and earnings per share from continuing operations of $0.58.

Maharaj concluded “We are off to a solid start in fiscal 2013 and remain confident in our ability to make progress on our stated strategic, operational and financial goals for the full year.”

Correction of Carrying Value of Strategic Investment in Prior Period

The accompanying financial tables reflect a $1.2 million adjustment to increase the carrying value of our strategic investments, recorded within other assets, and stockholders’ equity in the prior period balance sheet. This adjustment corrects and reduces an other than temporary impairment charge as of September 30, 2010, which was previously recorded during the fiscal fourth quarter ended September 30, 2010. The original other than temporary impairment charge did not sufficiently evaluate the impact of the proposed sale of a strategic investment subsidiary to an unrelated third party, in evaluating the value of the strategic investment. This transaction was consummated on February 1, 2011. The impact of this adjustment was not deemed to be material to the results of operations, total assets or stockholders’ equity for the previously reported periods. Further details of this adjustment will be included in our Quarterly Report on Form 10-Q for the period ended March 31, 2013.

Live Webcast

SurModics will host a webcast at 5 p.m. ET (4 p.m. CT) today to discuss second quarter results. To access the webcast, go to the Investors section of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4593304. The audio replay will be available beginning at 7 p.m. ET on Tuesday, May 7, 2013, until 7 p.m. ET on Tuesday, May 14, 2013.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, our expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2013, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$6,951	$6,283	$14,467	$12,893
Product sales	5,758	5,067	11,111	9,701
Research and development	986	860	1,968	1,532
Total revenue	13,695	12,210	27,546	24,126
Operating costs and expenses
Product costs	1,945	1,615	3,904	3,205
Research and development	3,774	3,512	7,136	7,150
Selling, general and administrative	3,847	3,394	7,500	6,860
Total operating costs and expenses	9,566	8,521	18,540	17,215
Operating income from continuing operations	4,129	3,689	9,006	6,911

Investment income	56	143	127	281
Other income	282	162	1,458	170
Impairment loss on investments	(129)	(804)	(129)	(804)
Other income (loss), net	209	(499)	1,456	(353)
Income from continuing operations before income taxes	4,338	3,190	10,462	6,558

Income tax provision	(918)	(1,244)	(2,794)	(2,457)
Income from continuing operations	3,420	1,946	7,668	4,101
Discontinued operations:
Income (loss) from discontinued operations, net of taxes	682	(344)	682	1,261
Income (loss) on sale of discontinued operations, net of taxes	―	121	―	(933)
Income (loss) from discontinued operations	682	(223)	682	328
Net income	$4,102	$1,723	$8,350	$4,429

Basic income (loss) per share:
Continuing operations	$0.23	$0.11	$0.52	$0.23
Discontinued operations	0.05	(0.01)	0.05	0.02
Net income	$0.28	$0.10	$0.57	$0.25

Diluted income (loss) per share:
Continuing operations	$0.23	$0.11	$0.52	$0.23
Discontinued operations	0.05	(0.01)	0.05	0.02
Net income	$0.28	$0.10	$0.56	$0.25

Weighted average number of shares outstanding:
Basic	14,622	17,519	14,639	17,498
Diluted	14,914	17,632	14,871	17,575

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2013	September 30, 2012
	(Unaudited)
Assets
Cash and short term investments	$35,684	$29,657
Accounts receivable	4,911	5,069
Inventories	3,364	3,524
Other current assets	1,692	822
Current assets of discontinued operations	129	883
Total current assets	45,780	39,955

Property and equipment, net	13,214	13,610
Long-term investments	27,506	28,433
Other assets	21,093	22,321
Total assets	$107,593	$104,319

Liabilities and Stockholders’ Equity
Current liabilities	$3,197	$5,259
Current liabilities of discontinued operations	271	1,640
Total current liabilities	3,468	6,899

Other liabilities	2,140	2,432
Total stockholders’ equity	101,985	94,988
Total liabilities and stockholders’ equity	$107,593	$104,319

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended March 31,
	2013	2012
	(Unaudited)
Operating Activities:
Net income	$8,350	$4,429
Income from discontinued operations	(682)	(1,261)
Loss on sale of discontinued operations	―	933
Depreciation and amortization	1,446	1,480
Stock-based compensation	1,238	1,533
Gain on sale of available-for-sale securities and strategic investments	(1,458)	(170)
Net other operating activities	492	552
Change in operating assets and liabilities:
Accounts receivable	158	(244)
Accounts payable and accrued liabilities	(1,366)	(3,159)
Income taxes	(1,322)	2,739
Net change in other operating assets and liabilities	(31)	(658)
Net cash provided by operating activities from continuing operations	6,825	6,174

Investing Activities:
Net purchases of property and equipment	(1,239)	(269)
Cash (transferred to) received from discontinued operations	(86)	28,189
Net other investing activities	2,175	2,826
Net cash provided by investing activities from continuing operations	850	30,746

Financing Activities:
Purchase of common stock to fund employee taxes	(39)	(170)
Repurchase of common stock	(2,681)	―
Net other financing activities	42	217
Net cash (used in) provided by financing activities from continuing operations	(2,678)	47
Net cash provided by continuing operations	4,997	36,967

Discontinued operations:
Net cash used in operating activities	(86)	(1,627)
Net cash provided by investing activities	―	29,816
Net cash provided by (used in) financing activities	86	(28,189)
Net cash provided by discontinued operations	―	―

Net change in cash and cash equivalents	4,997	36,967
Cash and Cash Equivalents:
Beginning of period	15,540	23,217
End of period	$20,537	$60,184

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013		2012		% Change
Revenue		% of Total		% of Total
Medical Device	$9,735	71.1%	$8,753	71.7%	11.2%
In Vitro Diagnostics	3,960	28.9	3,457	28.3	14.6
Total revenue	$13,695	100.0%	$12,210	100.0%	12.2%

	Six Months Ended March 31,
	2013		2012		% Change
Revenue		% of Total		% of Total
Medical Device	$20,266	73.6%	$17,620	73.0%	15.0%
In Vitro Diagnostics	7,280	26.4	6,506	27.0	11.9
Total revenue	$27,546	100.0%	$24,126	100.0%	14.2%

		Three Months Ended March 31,		Six Months Ended March 31,
		2013	2012	2013	2012
Operating Income (Loss)
Medical Device		$4,785	$4,121	$10,625	$8,053
In Vitro Diagnostics		1,267	1,271	2,018	2,177
Corporate		(1,923)	(1,703)	(3,637)	(3,319)
Total operating income		$4,129	$3,689	$9,006	$6,911

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2013
(In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$6,951			$6,951
Product sales	5,758			5,758
Research and development	986			986
Total revenue	$13,695			$13,695

Operating income	$4,129			$4,129
		$10	(3)
Income from continuing operations	$3,420	$(412)	(4)	$3,018

Diluted earnings per share from continuing operations(5)	$0.23			$0.20

(1)	Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”). Our Pharmaceuticals segment results are presented as discontinued operations.
(2)	Adjusted Non-GAAP amounts consider adjustments to reduce investment income associated with the sale of OctoPlus shares offset by an impairment loss on the Company’s investment in ViaCyte and the income tax provision has been adjusted for discrete income tax benefits recognized for the period presented as noted in detail in note (4) below.
(3)	Reflects the pre-tax impact of the investment income adjustments noted in (2) above.
(4)	Adjusted to reflect discrete income tax benefits of $261 associated with realization of capital loss carrybacks and $151 from the January 2013 signing of the American Taxpayer Relief Act of 2012 which retroactively reinstated federal R&D tax credits for calendar 2012.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended March 31, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$6,283			$6,283
Product sales	5,067			5,067
Research and development	860			860
Total revenue	$12,210			$12,210

Operating income from continuing operations	$3,689	$804		$3,689

Income from continuing operations	$1,946		(3)	$2,750

Diluted earnings per share from continuing operations(4)	$0.11			$0.16

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to the impairment loss on investment in the period in accordance with GAAP.
(3)	Reflects the after tax impact of the adjustment associated with the $804 impairment loss on investment. The impairment loss on investment did not generate a tax benefit.
(4)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2013
(In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$14,467			$14,467
Product sales	11,111			11,111
Research and development	1,968			1,968
Total revenue	$27,546			$27,546

Operating income	$9,006			$9,006
		$(1,164)	(3)
Income from continuing operations	$7,668	$(412)	(4)	$6,092

Diluted earnings per share from continuing operations(5)	$0.52			$0.41

(1)	Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”). Our Pharmaceuticals segment results are now presented as discontinued operations.
(2)	Adjusted Non-GAAP amounts consider adjustments to investment income associated with the sale of Vessix Vascular and OctoPlus shares offset by an impairment loss on the Company’s investment in ViaCyte and the income tax provision has been adjusted for discrete income tax benefits recognized for the period presented as noted in detail in note (4) below.
(3)	Reflects the pre-tax impact of the investment income adjustments noted in (2) above
(4)	Adjusted to reflect discrete income tax benefits of $261 associated with realization of capital loss carrybacks and $151 from the January 2013 signing of the American Taxpayer Relief Act of 2012 which retroactively reinstated federal R&D tax credits for calendar 2012.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Six Months Ended March 31, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$12,893			$12,893
Product sales	9,701			9,701
Research and development	1,532			1,532
Total revenue	$24,126			$24,126

Operating income from continuing operations	$6,911			$6,911

Income from continuing operations	$4,101	$804	(3)	$4,905

Diluted earnings per share from continuing operations(4)	$0.23			$0.28

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to the impairment loss on investment in the period in accordance with GAAP.
(3)	Reflects the after tax impact of the adjustments associated with the $804 impairment loss on investment. The impairment loss on investment did not generate a tax benefit.
(4)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer